Exhibit 8(a)(10)
                                LETTER AGREEMENT
                                       and
                               AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company (the "Investment Company") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is creating five new Investment Company Funds named Tax-Managed Equity Aggressive Strategy Fund, Tax-Managed Aggressive Strategy Fund, Tax-Managed Moderate Strategy Fund, Tax-Managed Conservative Strategy Fund and Tax-Managed Small Cap Fund ("New Funds"), each of which will comprise two Classes of Shares, Class S and Class C (each, a "Class") and is creating a new Class C of Equity T Fund (to be renamed Tax-Managed Large Cap Fund) (also a, "Class"). FRIC desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to each Class pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. FRIC also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add each Class. The fees to be charged by the Transfer and Dividend Disbursing Agent in return for its services are the same as those set forth in the current fee schedule to the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to each Class and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By:
      Lynn L. Anderson
      President

Accepted this       day of                   , 1999.

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
      Eric A. Russell
      President


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                                    AMENDED
                                   SCHEDULE A

                        FRANK RUSSELL INVESTMENT COMPANY

         FUND                                     CLASS(ES)

         Equity I                                 E; I: Premier; Y
         Equity II                                E; I: Premier; Y
         Equity III                               E; I: Premier; Y
         Equity Q                                 E; I: Premier; Y
         Fixed Income I                           E; I: Premier; Y
         Short Term Bond
            (formerly Fixed Income II)            C; S; E; I: Premier; Y

         Fixed  Income III                        E; I:  Premier;  Y
         International                            E; I:  Premier;  Y
         Emerging  Markets                        C; E; S
         Diversified  Equity                      C; E; S
         Special Growth                           C; E; S
         Equity Income                            C; E; S
         Quantitative Equity                      C; E; S
         International Securities                 C; E; S
         Real Estate Securities                   C; E; S
         Diversified  Bond                        C; E; S
         Multistrategy  Bond                      C; E; S
         Money  Market                            S
         Tax Exempt Bond
        (formerly  Limited  Volatility Tax Free)  C; E; S
         U.S.  Government Money Market            S
         Tax  Free  Money  Market                 S
         Aggressive  Strategy                     C; S; D; E
         Balanced  Strategy                       C; S; D; E
         Moderate Strategy                        C; S; D; E
         Conservative Strategy                    C; S; D; E
         Equity Aggressive Strategy (formerly
          Equity Balanced Strategy)               C; S; D; E
         Tax-Managed Equity Aggressive Strategy   C; S
         Tax-Managed Aggressive Strategy          C; S
         Tax-Managed Moderate Strategy            C; S
         Tax-Managed Conservative Strategy        C; S
         Tax-Managed Large Cap
           (formerly Equity T)                    C; S
         Tax-Managed Small Cap                    C; S